UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2005

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment is to provide the financial information required by Article 11 of Regulation S-X.

Other than the change noted above, this Amendment contains no changes to the report previously filed with the Commission on April 6, 2005.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

 (a)  Financial Statements of Businesses Acquired.

Following are the audited financial statements of Starfish Pipeline LLC as of and for the year ended December 31, 2004.

(b)  Pro Forma Financial Information

(c)  Exhibits

Report of Independent Auditors

To the Board of Directors and Members of
Starfish Pipeline Company, LLC

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income, of members’ capital and of cash flows present fairly, in all material respects, the financial position of Starfish Pipeline Company, LLC and subsidiaries (the “Company”) at December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As described in Note 3 to the financial statements, the Company has significant transactions and relationships with affiliated entities.

PricewaterhouseCoopers LLP

Houston, Texas

March 29, 2005

Starfish Pipeline Company, LLC
Consolidated Balance Sheet
December 31, 2004

(in thousands of dollars)

Assets

Current assets
Cash and cash equivalents	$904
Transportation receivables, net of allowance	4,445
Owing from related parties	2
Gas imbalances (Note 2)	825
Storage inventory	281
Regulatory asset – annual charge adjustment (ACA)	234
Other assets	374
Total current assets	7,065

Pipelines, plant and equipment	109,546
Less: Accumulated depreciation	16,625
92,921
Total assets	$99,986

Liabilities and Members’ Capital

Current liabilities
Accounts payable, trade	$1,430
Owing to related parties	643
Gas imbalances (Note 2)	2,425
Accrued expenses	105
Current obligation under capital lease	1,073
Total current liabilities	5,676

Commitments and contingent liabilities
Obligation under capital lease, less current portion	6,504
Asset retirement obligation	5,277
Regulatory liability – FAS 143 negative salvage (Note 2)	8,891
Total liabilities	26,348

Members’ capital	73,638
Total liabilities and members’ capital	$99,986

The accompanying notes are an integral part of these consolidated financial statements.

Starfish Pipeline Company, LLC
Consolidated Statement of Income
Year Ended December 31, 2004

(in thousands of dollars)

Operating revenues

Transportation	$22,321
Dehydration and other	3,244
Total revenues	25,565

Operating expenses

Operating and maintenance	$9,636
Administrative and general	1,679
Depreciation and amortization	6,908
Accretion	291
Total operating expenses	18,514

Gain on disposition of assets	860

Net operating income	7,911

Other income (expense)
Interest expense	(573)
Interest income	43
Other income	274
Net Income	$7,655

The accompanying notes are an integral part of these consolidated financial statements.

Starfish Pipeline Company, LLC
Consolidated Statement of Members’ Capital
Year Ended December 31, 2004

(in thousands of dollars)

	Enterprise	Shell/Enbridge	Total

Capital account balances at December 31, 2003	40,565	40,565	81,130

Contributions	1,536	1,535	3,071
Distributions	(9,109)	(9,109)	(18,218)
Net Income	3,827	3,828	7,655

Capital account balances at December 31, 2004	$36,819	$36,819	$73,638

The accompanying notes are an integral part of these consolidated financial statements.

Starfish Pipeline Company, LLC

Consolidated Statement of Cash Flows

Year Ended December 31, 2004

(in thousands of dollars)

Cash Flows from operating activities
Net income	$7,655
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	6,908
Accretion expense	291
Changes in allowances for doubtful accounts	(2)
Gain on disposition of assets	(860)
Changes in working capital
Transportation receivables	(2,390)
Owing from related parties	77
Other assets	201
Accounts payable and accrued liabilities	(676)
Gas imbalances, net	4,474
Owing to related parties	300
Other liabilities	(97)
Regulatory reserve	—
Net cash provided by operating activities	15,881

Cash flows from investing activities
Capital expenditures	(5,227)
Proceeds from disposition of assets	15
Net cash used in investing activities	(5,212)

Cash flows from financing activities
Contribution from members	3,071
Distribution to members	(18,218)
Reduction of capital lease obligation	(500)
Net cash used in financing activities	(15,647)
Decrease in cash and cash equivalents	(4,978)

Reconciliation of beginning and ending balances
Cash and cash equivalents, beginning of period	5,882
Decrease in cash and cash equivalents	(4,978)

Cash and cash equivalents, end of period	$904

The accompanying notes are an integral part of these consolidated financial statements.

Starfish Pipeline Company, LLC
Notes to Consolidated Financial Statements
December 31, 2004

1.             Organization and Business

Starfish Pipeline Company, LLC (“Starfish” or the “Company”) was formed on December 8, 2000, under the provisions of the Delaware Limited Liability Company Act.  Starfish is owned 50% each by Enterprise Products Operating, LP (“Enterprise”) and Shell Gas Transmission, LLC (“Shell”), an affiliate of Shell Oil Company (“SOC”).  In January 2001, Starfish acquired 100% of Stingray Pipeline Company, LLC (“Stingray”), West Cameron Dehydration, LLC (“West Cameron”) and Triton Gathering, LLC (“Triton,” previously East Breaks Gathering Company, LLC) from Deepwater Holdings, LLC, an affiliate of the El Paso Corporation.  The purchase price was $50,200,000, which was allocated based on the fair value of the net assets acquired.  Since the estimated fair value of the net assets was in excess of the purchase price, no goodwill was recorded.  On December 31, 2004, SOC sold its interest in Shell to Enbridge Offshore Pipeline (Gas Transmission) LLC (“Enbridge”), an affiliate of Enbridge (U.S.) Inc.  Therefore, as of December 31, 2004, SOC is no longer an affiliate.

Stingray operates a regulated natural gas pipeline system (the “Stingray System”) engaged in the transmission of natural gas in the Louisiana and Texas offshore areas.  The Stingray System consists of (i) 361 miles of 6 to 36-inch diameter pipeline that transports natural gas from the High Island Offshore System, or HIOS, West Cameron, East Cameron, Garden Banks and Vermilion lease areas in the Gulf of Mexico to onshore transmission systems in Louisiana, (ii) 43 miles of 16 to 20-inch diameter pipeline connecting platforms and leases in the Garden Banks Block 191 and 72 areas to the Stingray System, and (iii) 13 miles of 16-inch diameter pipeline connecting the GulfTerra Energy Partners L.P., formerly known as El Paso Energy Partners L.P., platform at East Cameron Block 373 to the Stingray System at East Cameron Block 338.

West Cameron operates an unregulated natural gas dehydration facility that provides interruptible dehydration service to offshore platform operators connected to the Stingray System.  The facility is located at Stingray station 701 in Holly Beach, Louisiana.

Triton is a gathering system that includes 18 laterals, which are connected to the Stingray System, and located in the Garden Banks, East Cameron, Vermilion, and West Cameron areas of the Gulf of Mexico.  This includes the Gunnison lateral completed in December 2003.

Starfish has no employees and receives all administrative and operating support through contractual arrangements with affiliated companies.  These services and agreements are outlined in Note 3, Related Party Transactions.

Agreements between the member companies address the allocation of income and capital contributions and distributions amongst the respective members’ capital accounts.

2.             Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All intercompany transactions and balances have been eliminated in consolidation.

Regulation

The Stingray System, as an interstate pipeline, is subject to regulation by the Federal Energy Regulatory Commission (“FERC”).  Stingray has accounting policies that conform to generally accepted accounting principles, as applied to regulated enterprises and are in accordance with the accounting requirements and ratemaking practices of the FERC.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less when purchased are considered to be cash equivalents.

Allowance for Doubtful Accounts

Allowances have been established for losses on accounts, which may become uncollectible.  Collectibility is reviewed regularly and the allowance is adjusted as necessary, primarily under the specific identification method.  The allowance was $229,728 at December 31, 2004.

Pipelines, Plant and Equipment

Pipelines, plant and equipment consist primarily of natural gas pipeline assets and appurtenant facilities that are recorded at cost when originally devoted to service.  The regulated portion of the pipeline assets includes an Allowance for Funds Used During Constructions (“AFUDC”).  The rates used in the calculation of AFUDC are determined in accordance with guidelines established by FERC.  The pipeline and related facilities are depreciated on the straight-line method.  Through 2002, the regulated portion of the pipeline assets and equipment were depreciated in accordance with FERC requirements, on a straight-line basis through 2006 and inclusive of a negative salvage value for offshore properties of approximately $1,000,000 per year.  Based on the rate case filed by Stingray with the FERC (Docket No. RP99-166), the depreciation rates allowed by the FERC decreased.  Therefore, beginning in 2003, the regulated portion of the pipeline assets and equipment are depreciated on a straight-line basis through 2013 and inclusive of a negative salvage value for offshore properties of approximately $698,000 per year.  In 2003, in accordance with FERC Order 631, approximately $11,300,000 of negative salvage value included in accumulated depreciation was reclassified to regulatory liabilities.  Regulatory liabilities had a balance of approximately $8,891,000 at December 31, 2004.  The dehydration facility is depreciated based on a useful life of 40 years.  The laterals are depreciated based on a useful life of 10 years.  Routine maintenance and repair costs are expenses as incurred while additions, improvements and replacements are capitalized.

Lease property and equipment are capitalized, as appropriate, and the present value of the related lease payments is recorded as a liability.  Amortization of capitalized lease assets is computed on a straight-line method over the term of the lease and recorded as a component of depreciation expense.  Improvements to leased properties are amortized over their useful lives or the lease period, whichever is shorter.

Retirements, sales and disposals of assets are recorded by eliminating the related costs and accumulated depreciation and amortization of the disposed assets.  Any resulting gain or loss is reflected in income.

Impairment of Long-Lived Assets

Starfish has adopted Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective January 1, 2002.  SFAS No. 144 retains the fundamental provisions of existing generally accepted accounting principals in the United States of America with respect to the recognition and measurement of long-lived asset impairment contained in SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.  However, SFAS No. 144 provides new guidance intended to address certain significant implementation issues associated with SFAS No. 121, including expanded guidance with respect to appropriate cash flows to be used to determine whether recognition of any long-lived asset impairment is required, and if required how to measure the amount of the impairment.  SFAS No 144 also requires that any net assets to be disposed of by sale to be reported at the lower of carrying value or fair value less cost to sell, and expands the reporting of discounted operations to include any component of any entity with operations and cash flows that can be clearly distinguished from the rest of the entity.  The adoption of SFAS No. 144 did not have a material effect on the Company’s consolidated financial position, results of operations or liquidity.

Assets Retirement Obligations

Effective January 1, 2003, Starfish adopted SFAS No 143, Accounting for Asset Retirement Obligations.  SFAS 143, issued in June 2001, requires the recording of liabilities equal to the fair value of asset retirement obligations and corresponding additional asset costs.  The obligations included are those for which there is a legal obligation as a result of existing or enacted law, statute or contract.  Over time, the liability would be accreted to its present value, and the capitalized costs would be depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity would either settle the obligation for its recorded amount or recognize a gain or loss.  Starfish’s assets fall under the jurisdiction for its recorded amount or recognize a gain or loss.  Starfish’s assets fall under the jurisdiction of the Department of Transportation and the Minerals Management service (“MMS”).  The MMS requires the ultimate abandonment of offshore facilities when they are no longer in use or when suspension for future utilization cannot be justified.

Income Taxes

Starfish is treated as a tax partnership under the provisions of the Internal Revenue Code.  Accordingly, the accompanying financial statements do not reflect a provision for income taxes since Starfish’s results of operations and related credits and deductions will be passed through to and taken into account by its members in computing their respective tax liabilities.

Revenue Recognition

Revenue from pipeline transportation of hydrocarbons is recognized upon receipt of the hydrocarbons into the pipeline system.  Revenue from dehydration services is recognized at the time the service is performed.

In the course of providing transportation services to customers, Stingray may receive different quantities of gas from shippers than the quantities delivered on behalf of those shippers.  These transactions result in imbalances (gains and losses), which are settled in-kind through a fuel gas and unaccounted-for gas tracking mechanism, negotiated cash-outs between parties, or are subject to a cash-out procedure included in Stingray’s tariff.  The gas imbalance asset represents the cumulative amount of fuel gas and unaccounted for gas as well as other imbalance gains and losses to be recovered from shippers in future periods under mechanisms provided for by the tariff.  Gas imbalance liability represents natural gas volumes owed to Stingray’s customers, and are valued at an average monthly index price, which was $6.5675 Dth for the month of December 2004.

Fair Value of Financial Instruments

The reported amounts of financial instruments such as cash and cash equivalents, receivables, and current liabilities approximate fair value because of their short maturities.

Use of Estimates and Significant Risks

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenue and expenses during the reporting period.  Such estimates and assumptions include those made in areas of FERC regulations, fair value of financial instruments, future cash flows associated with assets, useful lives for depreciation and potential environmental liabilities.  Actual results could differ from those estimates.  Management believes that the estimates are reasonable.

Development and production of natural gas in the service area of the pipeline and dehydration facilities are subject to, among other factors, prices for natural gas and federal and state energy policy, none of which are within Starfish’s control.

Recent Accounting Pronouncements Not Yet Adopted

Accounting for Conditional Asset Retirement Obligations

In March 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143.  This interpretation clarifies the meaning of “conditional asset retirement obligation” as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations as referring to a legal obligation to perform an asset retirement activity where the timing and/or method of settlement are conditional on a future event that may or may not be within the control of an entity.  The obligation to perform the retirement activity is unconditional even though uncertainty may exist about the timing and/or method of settlement.  The interpretation requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.  This interpretation is effective no later than the end of fiscal years ending after December 15, 2005.  We are currently evaluating the effect that application of this interpretation will have on our financial statements.

Accounting Changes and Error Corrections

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion N. 20 and FASB Statement No.3.  Under this statement, voluntary changes in accounting principle are required to be applied retrospectively for the direct effects of a change to prior periods’ financial statements, unless such application is impracticable.  Retrospective application refers to reflecting a change in accounting principle in the financial statements of prior periods as if the principle had always been used.  When retrospective application is determined to be impracticable, this statement requires the new accounting principle to be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective treatment is practicable with a corresponding adjustment to the opening balance of retained earnings.  This statement retains the guidance in APB Opinion No. 20 for reporting the corrections of errors and changes in accounting estimates.  This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, with early adoption permitted.  Our adoption of this statement will effect our consolidated financial statements for any changes in accounting principle we may make in the future, or new pronouncements we adopt that do not provide transition provisions.

FERC Guidance on Accounting for Integrity Management Costs

In June 2005, the Federal Energy Regulatory commission (“FERC”) issued guidance describing how FERC-regulated companies should account for costs associated with implementing the pipeline integrity management requirements of the U.S. Department of Transportation’s Office of Pipeline Safety.  Under the guidance, costs to 1) prepare a plan to implement the program, 2) identify high consequence areas, 3) develop and maintain a record keeping system and 4) inspect, test and report on the condition of affected pipeline segments to determine the need for repairs or replacements, are required to be expensed.  Costs of modifying pipelines to permit in-line inspections, certain costs associated with developing or enhancing computer software and costs associated with remedial and mitigation actions to correct an identified condition can be capitalized.  The guidance is effective January 1, 2006, to be applied prospectively.  We are currently evaluating the effect that application of this order will have on our financial statements.

3.             Related Party Transactions

Transportation Services

During 2004, $145,734 of transportation revenues was derived from related parties.  All transactions were at rates pursuant to the existing tariff.  At December 31, 2004, Starfish had affiliate receivables of $0 relating to transportation and gas imbalances.

Operating and Administrative Expense

Since Starfish has no employees, operating, maintenance and general and administrative services are provided to Starfish under service agreements with a Shell affiliate.  These agreements were assigned to Enbridge on December 31, 2004.  Substantially all operating and administrative expenses were incurred through services provided under these agreements.  At December 31, 2004, Starfish had affiliate payables of $643,249 and affiliates receivables of $1,617 relating to these agreements.

4.             Pipelines, Plant and Equipment

Pipelines, plant and equipment at December 31, 2004 is comprised of the following:

(in thousands of dollars)

2004

Regulated pipelines and equipment	$49,287
Regulated pipeline under capital lease	9,778
Unregulated pipelines and equipment	43,325
Dehydration facilities	4,542
Construction in progress	433
Asset retirement cost	2,181
109,546

Accumulated depreciation	16,625
$92,921

At December 31, 2004, pipelines and equipment included $66,235 of accrued liabilities related to third parties.

5.             Capital Lease

Stingray leases a 36-inch pipeline from Natural Gas Pipeline Company of America (“NGPL”), an affiliate of Kinder Morgan, Inc., that connects Stingray’s pipeline system to onshore Louisiana.  In June 1999, the lease agreement with NGPL was extended for an additional 14 years beginning December 1, 1999, through November 30, 2013, with an option to purchase the asset at the expiration of the lease.  Accordingly, Stingray accounts for this lease as a capital lease.  The present value of the lease payments under the capital lease is recorded as other current and noncurrent liabilities in the accompanying balance sheet.

Future minimum lease payments under capital leases are as follows:

Year Ended December 31,
2005	$1,073
2006	1,073
2007	1,073
2008	1,073
2009	1,073
Thereafter	4,203
Total minimum lease payments	9,568

Less amount representing interest	(1,991)

Present value of net minimum lease payments, including current maturities of $1,073	$7,577

6.             Asset Retirement Obligations (“ARO”)

Activity related to the Company’s ARO during the year ended December 31, 2004 is as follows:

(in thousands of dollars)

Balance of ARO as of January 1	$6,193
Liabilities incurred during period	300
Liabilities settled during period	(1,507)
Accretion expense	291

Balance of ARO as of December 31	$5,277

At December 31, 2004, none of the ARO balance is included in current liabilities as none of these asset retirement obligations are expected to be paid within the next twelve months.

For the year ended December 31, 2004, the Company recognized depreciation expense related to its asset retirement cost of $295,000.

During 2004, gain on disposition of assets of $860,000 resulted from excess accrued asset retirement liabilities over net book value of disposed assets related to Triton.

7.             Regulatory Matters

Regulatory Environment

The FERC has jurisdiction over Stingray with respect to transportation of gas, rates and charges, construction of new facilities, extension or abandonment of service facilities, accounts and records, depreciation and amortization policies and certain other matters.

An annual administrative charge assessed by the Federal Energy Regulatory Commission (“FERC”) to all natural gas pipelines operating under FERC’s jurisdiction.  This charge is adjusted annually based on a company’s throughput for the previous year and is recovered from customers as a surcharge.  The annual charge totaling $233,662 was paid to the FERC for fiscal year 2004.  This charge, to be recovered from customers through rates, was recorded as a regulatory asset and will be amortized over twelve months.  During 2004, $375,801 was recorded as amortization expense.

8.             Commitments and Contingencies

In the ordinary course of business, Starfish and its subsidiaries are subject to various laws and regulations including regulations of the FERC.  In the opinion of management, compliance with existing laws and regulations will not materially affect the financial position or results of operations of Starfish.

Various legal actions, which have arisen in the ordinary course of business, are pending with respect to the assets of the Starfish.  Management believes that the ultimate disposition of these actions, either individually or in aggregate, will not have a material adverse effect on the financial position, the results of operations or cash flows of Starfish.

(b) Pro Forma Financial Information.

The following are the unaudited pro forma financial statements as of June 30, 2005, of MarkWest Energy Partners, L.P. for the six months ended June 30, 2005 and for the year ended December 31, 2004.

The unaudited pro forma consolidated balance sheet as of December 31, 2004 reflects the following transactions as if such transactions occurred as of December 31, 2004:

•                                          The Starfish acquisition, which closed March 31, 2005 for consideration of $41.6 million, plus $0.1 million in estimated transition costs; and

•                                          borrowings of $40.0 million under our credit facility to partially finance the Starfish acquisition.

The unaudited pro froma consolidated statements of operations for the six months ended June 30, 2005, and the year ended December 31, 2004, reflect the following transactions as if such transactions occurred as of January 1, 2004:

•                                          the Starfish acquisition, which closed March 31, 2005, for consideration of $41.6 million, plus $0.1 million in estimated transaction costs;

•                                          borrowings of $40.0 million under our credit facility to partially finance the Starsfish acquisition;

•                                          the American Central Eastern Texas acquisition, which closed July 30, 2004, for consideration of $240.3 million, plus $0.4 million in estimated transaction costs;

•                                          borrowings of $200.8 million under our new credit facility to partially finance the American Central Eastern Texas acquisition;

•                                          our private placement of 1,304,438 common units on July 30, 2004 and a capital contribution from our general partner to maintain its 2% general partner interest, the net proceeds from which were used to partially finance the American Central Eastern Texas acquisition;

•                                          our public offering of 1,172,944 common units on January 13, 2004 at a public offering price of $39.90 per common unit and a capital contribution from our general partner to maintain its 2% general partner interest, the net proceeds from which were used to repay indebtedness incurred in connection with the American Central Western Oklahoma and Michigan Crude Pipeline acquisitions; and

•                                          our public offering of 2,323,609 common units on September 21, 2004, at a public offering price of $43.41 per common unit and a capital contribution from our general partner to maintain its 2% general partner interest, the net proceeds of which were used to repay indebtedness incurred in connection with the American Central East Texas System acquisition.

Adjustments for these transactions are presented in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements included in the Partnership’s previous filings with the Securities and Exchange Commission and the audited Starfish Pipeline Company, LLC financial statements included herein.

The information presented under the heading “Starfish Pro-Forma Adjustments” represents the 50% equity in earnings Starfish Pipeline Company, LLC for the six months ended June 30, 2005 and year ended December 31, 2004; the increased interest expense related to the additional borrowings under the credit facility; and additional depreciation of the excess purchase price over our 50% interest in the book value of Starfish’s net assets.  The information presented under the heading “Eastern Texas” represents the results of operations of American Central Eastern Texas Gas Company, L.P. for the seven months ended July 31, 2004.  Our consolidated income statement for the year ended December 31, 2004 reflects the results of our Eastern Texas acquisition from August 1, 2004 through December 31, 2004.  In the case of these acquisitions, there were no material items other than working capital that we excluded from this acquisition and, accordingly, we have not further adjusted the historical results of operations for Eastern Texas or Starfish.

Our historical statements of operations includes the effects of our $2.3 million Hobbs Lateral acquisition in April 2004, since the date of its acquisition.  The effects of this acquisition on these unaudited pro forma statements of operations were not significant.

The pro forma statements of operations were derived by adjusting the historical financial statements of MarkWest Energy Partners, L.P.  The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.  However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above.  The unaudited pro forma financial statements do not purport to present our results of operations had the acquisitions or the other transactions actually been completed as of the dates indicated.  Moreover, the statements do not project our financial position or results of operations for any future date or period.

MARKWEST ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Six Months Ended June 30, 2005
(in thousands, except per unit data)

	MarkWest Energy Partners, L.P.	Starfish Pro Forma Adjustments		Pro Forma

Revenues:
Sales to unaffiliated parties	$162,086	$—		$162,086
Sales to affiliates	30,511			30,511
Total revenues	192,597			192,597
Operating expenses:
Purchased product costs	134,647			134,647
Facility expenses	20,691			20,691
Selling, general and administrative	10,950			10,950
Depreciation	8,902			8,902
Amortization of intangible assets	4,190			4,190
Accretion of asset retirement and lease obligations	19			19
Total operating expenses	179,399			179,399

Income (loss) from operations	13,198			13,198

Other income (expense):
Interest expense, net	(8,102)	(750	)(B)	(8,852)
		976	(A)
Earnings from unconsolidated affiliates	990	(72	)(C)	1,894
Other expense	(1,150)			(1,150)
Total other income (expense)	(8,262)	154		(8,108)

Net income	$4,936	$154		$5,090

General partner’s interest in net income (loss)	$205			$208
Limited partners’ interest in net income	$4,731			$4,882
Basic net income per limited partner unit	$0.44			$0.46
Diluted net income per limited partner unit	$0.44			$0.46
Weighted average number of limited partners’ units outstanding:
Basic	10,643			10,643
Diluted	10,675			10,675

The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

MARKWEST ENERGY PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Adjustments

Unaudited Pro Forma Statement of Operations:

(A)                              Reflects the pro forma adjustment to record 50% equity in Starfish Pipeline LLC earnings for the three months ended March 31, 2005.  Post acquisition earnings are included in the MarkWest Energy results.

(B)                                Reflects three months interest expense related to the $40.0 million borrowings under the credit facility to finance the Starfish acquisition at a 7.5% interest rate.  Post acquisition interest is included in the MarkWest Energy results.

(C)                                The Company’s purchase price exceeded its share of the net assets of the partnership. This excess cost was attributed to the partnership’s pipelines, plant and equipment.  This adjustment represents three months amortization of the $4.9 million excess cost using a 17 year life.  Post acquisition amortization of the excess cost is included in the MarkWest Energy results.

MARKWEST ENERGY PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2004

(in thousands)

	MarkWest Energy Partners, L.P.	Starfish Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$24,263	(1,688	)(F)	$22,575

Receivables, net	41,890			41,890

Receivables from affiliate	5,846			5,846
Inventories	449			449
Other assets	511			511
Total current assets	72,959	(1,688)		71,271
Property, plant and equipment, net	280,635			280,635
Investment in Starfish		41,688	(D)	41,688
Investment in and advances to other equity investee	177			177
Intangibles and other assets, net	162,001			162,001
Deferred financing costs, net	13,650			13,650
Other assets	175,828	41,688		217,516
Total assets	$529,422	40,000		$569,422
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$35,695			$35,695
Payables to affiliate	7,003			7,003
Accrued liabilities	19,329			19,329
Fair value of derivative instruments	385			385
Total current liabilities	62,412			62,412
Senior Notes	225,000			225,000
Long-term debt		40,000	(E)	40,000
Other liabilities	868			868

Capital:
Partners’ capital	241,456			241,456
Accumulated other comprehensive loss	(314)			(314)
Total capital	241,142			241,142
Total liabilities and capital	$529,422	40,000		$569,422

Unaudited Pro Forma Balance Sheet:

(D)                               Reflects entry to record the purchase of a 50% interest in Starfish for the purchase price of $41.7 million.

(E)                                 Reflects the additional borrowings under the credit facility used to fund a portion of the acquisition.

(F)                                 Reflects the remainder of the purchase price funded with cash.

MARKWEST ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
Year Ended December 31, 2004
(in thousands, except per unit data)

	MarkWest		Starfish		Eastern Texas
	Energy Partners, L.P.	Eastern Texas	Pro Forma Adjustments		Pro Forma Adjustments		Pro Forma

Revenues:
Sales to unaffiliated parties	$242,288	$20,678	$—		$—		$262,966
Sales to affiliates	59,026	—					59,026
Total revenues	301,314	20,678					321,992
Operating expenses:
Purchased product costs	211,534	3,018					214,552
Facility expenses	29,911	3,779					33,690
Selling, general and administrative	16,133	295					16,428
Depreciation	15,556	1,933			4,738	(G)	22,227
Amortization of intangible assets	3,640						3,640
Impairment	130						130
Accretion of asset retirements and lease obligations	13						13
Management fee to general partner, net of amount capitalized	—	1,676					1,676
Total operating expenses	276,917	10,701			4,738		292,356

Income (loss) from operations	24,397	9,977			(4,738)		29,636

Other income (expense):
Interest expense, net	(14,385)	(1,079)	(3,000	)(K)	(1,259	)(H)	(19,723)
			3,828	(J)
Earnings in unconsolidated affiliates			(286	)(L)			3,542
Other income (expense)	(50)	(137)					(187)

Total other expense	(14,435)	(1,216)	542		(1,259)		(16,368)

Net income (loss)	$9,962	$8,761	$542		$(5,997)		$13,268

General partner’s interest in net income	$(725)						$(273)
Limited partners’ interest in net income	$10,687						$13,541
Basic net income per limited partner unit	$1.31						$1.27
Diluted net income per limited partner unit	$1.31						$1.27
Weighted average number of limited partners’ units outstanding:
Basic	8,151				1,676	(I)	10,629
					748	(I)
					54	(I)
Diluted	8,177				1,676	(I)	10,655
					748	(I)
					54	(I)

The accompanying notes are an integral part of these unaudited proforma consolidated financial statements.

MARKWEST ENERGY PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Adjustments

Unaudited Pro Forma Statement of Operations:

(G)                                Reflects the pro forma adjustment to American Central Eastern Texas depreciation expense, as follows (in thousands):

Seven Months Ended July 31, 2004

Eliminate historical depreciation expense	$(1,933)
Pro forma depreciation expense(1)	6,671

Pro forma adjustment to depreciation expense	$4,738

(1)                                  Pro forma depreciation is based on the lesser of the term of the associated long-term contract or estimated reserves supporting our asset or the asset’s useful life, which is twenty years for property and equipment.

(H)                               The pro forma adjustment to American Central Eastern Texas interest expense for the period presented is calculated as follows (in thousands):

Seven Months Ended July 31, 2004

Eliminate Eastern Texas interest expense	$1,079
Partnership new bank debt ($200.8 million in additional principal) at assumed rates of 3.65%, (1)(2)	(4,233)
Amortization of deferred financing costs	(782)
Eliminate borrowings under our credit facility(3)	2,677
Pro forma increase to interest expense from the acquisition	$(1,259)

(1)           The Partnership incurred bank debt of $200.8 million in connection with the Eastern Texas acquisition.  The assumed rate of 3.65% for the period ended July 31, 2004, reflect the weighted average interest rates for that period.

(2)           The effects of fluctuations of 0.125% and 0.25% in annual interest rates under the Partnership’s credit facility on pro forma interest expense would have been approximately $208,000 and $415,000, respectively, for the seven months ended July 31, 2004.

(3)           The interest expense adjustment reflects the use of the $97.7 million proceeds from our public offering of common units in September 2004 to repay our existing credit facility.

(I)                                    The weighted average number of limited partners’ units outstanding used in the net income per limited partner unit calculation includes the limited partners’ common and subordinated units and excludes the general partner interest.  The weighted average limited partners’ units outstanding have been adjusted to reflect the common units issued in connection with our September 21, 2004 public offering of 2,323,609 common units, our July 2004 private equity placement of 1,304,438 common units, and our January 2004 secondary offering of 1,172,944 common units as if these units had been outstanding since January 1, 2004.

(J)                                   Reflects the pro forma adjustment to record the 50% equity in Starfish Pipeline LLC earnings for the year ended December 31, 2004.

(K)                               Reflects interest expense related to the $40.0 million borrowings under the credit facility to finance the Starfish acquisition at an assumed 7.5% interest rate.

(L)                                 The Company’s purchase price exceeded its share of the net assets of the partnership.  This excess cost was attributed to the partnership’s pipelines, plant and equipment.  This adjustment represents amortization of the $4.9 million excess cost using a 17 year life.

(c)  Exhibits.

Exhibit No.	Description of Exhibit

23.1*	Consent of PricewaterhouseCoopers LLP

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C., Its General Partner

Date: October 11, 2005	By:	/s/ JAMES G. IVEY
James G. Ivey Chief Financial Officer